UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2006

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 1700, Denver, Colorado 80265
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (303) 629-1122

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sale of Equity Securities

Since July 31, 2006, Rancher Energy Corp. (the “Company”) has offered and sold a total of 13,294,405 unregistered Units. Each Unit consists of one share of common stock, U.S. $.0001 par value, and a warrant to purchase one additional share of common stock. Each Unit was sold at the price of U.S. $0.50 per Unit; and no underwriting discounts or commissions were paid. The warrants included as part of the Units are exercisable for a period of two years from the date of issuance. During the first year of the warrant exercise period, the exercise price is U.S. $0.75 per share and during the second year the exercise price is U.S. $1.00 per share. The warrants are redeemable by the registrant for no consideration upon 30 days’ prior notice. The following table sets forth the issuance date and the total number of Units purchased by investors on such dates:

Date of Issuance	Number of Units
July 31, 2006	1,006,905
August 10, 2006	1,000,000
August 11, 2006	3,000,000
August 20, 2006	1,050,000
August 31, 2006	620,000
September 1, 2006	960,000
September 2, 2006	30,000
September 3, 2006	200,000
September 4, 2006	1,157,500
September 5, 2006	980,000
September 6, 2006	240,000
September 7, 2006	40,000
September 8, 2006	200,000
September 11, 2006	120,000
September 12, 2006	1,690,000
September 18, 2006	1,000,000

All of the Units were sold outside the United States in offshore transactions to non-U.S. persons pursuant to the exemption from registration provided by Regulation S adopted under the Securities Act of 1933, as amended. Each of these investors was a sophisticated investor who provided customary investment representations and warranties as to suitability and against resales and distributions of the Units. The certificates to be issued will bear a standard restrictive legend generally used in Regulation S transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ John Works
Name:	John Works
Title:	President, Principal Executive Officer and Principal Financial Officer

Dated: September 29, 2006